Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE REPORTS FIRST-QUARTER RESULTS AND UPDATES FULL-YEAR EARNINGS GUIDANCE

Rockford, Michigan, May 10, 2017 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the first quarter ended April 1, 2017.

“We had a solid start to the year, highlighted by first-quarter revenue and earnings that surpassed expectations and strong progress toward our holistic, enterprise-wide strategic transformation initiative, the WOLVERINE WAY FORWARD,” said Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “The transformation of our business is well underway with our strategy focused on elevating our most powerful brands with consumers, delivering continuous product innovation and sustained organic growth, and unlocking incremental operational efficiencies, with an emphasis on pace and speed. We believe that the WOLVERINE WAY FORWARD will put us in the best position to compete and win in the "new normal" fast-changing global consumer retail environment.”

WOLVERINE WAY FORWARD TRANSFORMATION UPDATE

•
The WOLVERINE WAY FORWARD transformation includes key operational excellence initiatives with incremental operating profit benefits, further solidifying the Company’s confidence in achieving its stated goal of 12% adjusted operating margin by the end of 2018.

•
The previously announced Store Restructuring Plan has accelerated, with 180 stores now closed since the beginning of 2017. The Company incurred approximately $9.2 million of operating losses in Q1 2017 for stores within the Plan that will not reoccur next year. The losses include $4.4 million of inventory mark-downs related to accelerated store closures. All Stride Rite and Track-N-Trail concept stores are now closed. These store closures allowed the Company to liquidate inventory totaling approximately $20 million during the quarter.

FIRST-QUARTER 2017 REVIEW
Prior to fiscal 2017, the Company reported its quarterly results of operations on the basis of 12-week periods for each of the first three fiscal quarters and a 16 or 17-week period for the fiscal fourth quarter. Beginning in fiscal 2017, the Company's fiscal year will be comprised of 13-week quarters for each of the first three fiscal quarters and a 13 or 14-week period for the fiscal fourth quarter. There is no change to the Company's fiscal year-end date. References to the “quarter ended” or “fiscal quarter” refer to the 13-week period ended April 1, 2017 or the 12-week period ended March 26, 2016.

•	Reported revenue of $591.3 million decreased 4.8% after taking into consideration the impact of the additional week of operations in the first quarter of fiscal 2017. Underlying revenue declined 2.0%.

•	Reported gross margin of 39.7%, compared to 39.6% in the prior year. Adjusted gross margin on a constant currency basis was 41.7%, up 120 basis points versus the prior year.

•
Reported operating margin was 5.5%, compared to 5.9% in the prior year. Adjusted operating margin on a constant currency basis was 11.0%, up 260 basis points versus the prior year and excludes $4.4 million of incremental inventory markdowns related to the accelerated store closings.

•
Reported diluted earnings per share were $0.17, compared to earnings per share of $0.18 in the prior year. Adjusted diluted earnings per share were $0.37, and, on a constant currency basis, were $0.40, compared to $0.31 in the prior year.

•	Inventory at the end of the quarter was down 25.9% versus the prior year, meaningfully better than expected.

•	The Company successfully exited 104 underperforming stores during the quarter and an additional 76 stores subsequent to quarter-end.

“We are pleased to deliver better-than-expected results for the first quarter, demonstrating the success of our strategy focused on operational excellence, growth and speed,” stated Mike Stornant, Senior Vice President and Chief Financial Officer. “Our proactive efforts aimed at overcoming the challenging global market conditions paid off in Q1, with nearly all brands in the portfolio exceeding their revenue plans for the quarter, while also over-delivering on our operating profit goals. We made tremendous progress on our store realignment plan including the closure of all Stride Rite stores, and now have line-of-sight to our go-forward store-fleet. We managed our working capital well in the quarter, with inventory down over 25% and DSOs improving by 1.1 days. We believe the strength of our global brands combined with the continued discipline in the management of our business and implementation of our WOLVERINE WAY FORWARD plan leaves us well placed to achieve our goals.”

FISCAL 2017 OUTLOOK
A good first quarter, coupled with some improving trends in the business have resulted in the following update to the Company's full-year 2017 outlook:

•
Reported revenue in the range of $2.270 billion to $2.370 billion - unchanged from the Company's original outlook. This is a decline of approximately 9.0% to 5.0%. Underlying revenue is expected in the range of down 2.3% to growth of 1.9%, reflecting approximately $160 million to $180 million of impact from currency and retail store closures.

•
Reported operating margin in the range of 5.2% to 5.9% and adjusted operating margin in the range of 10.2% to 10.7%, resulting from operational excellence initiatives focused on supply chain optimization, omnichannel transformation, and operational efficiencies.

•
Reported diluted earnings per share in the range of $0.73 to $0.83 compared to $0.89 in fiscal 2016. Adjusted diluted earnings per share are now expected in the range of $1.50 to $1.60 compared to $1.36 in fiscal 2016 adjusted on the same basis. On a constant currency basis, adjusted earnings per share in the range of $1.58 to $1.68.

NON-GAAP FINANCIAL MEASURES
This earnings release contains certain non-GAAP financial measures. References to "underlying" revenue indicate reported revenue adjusted for the impact of foreign exchange, closed retail stores, the impact of the additional week of operations and the exit of the Cushe business. Measures referred to as "adjusted" financial results exclude restructuring and impairment costs, organizational transformation costs, debt extinguishment and other costs, and the impact of the additional week of operations. In addition to these adjustments of the type the Company has made in recent periods, adjusted gross profit, adjusted operating income and adjusted earnings per share in this release are further adjusted to exclude incremental inventory markdowns related to 180 stores that are now closed under management’s previously announced 2016 store restructure Plan. In light of the large scale of closures in a compressed time frame, management believes this treatment gives investors a better view of continuing operations. Pursuant to the requirements of Regulation G, the company has provided a reconciliation of the above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Chaco®, Bates®, and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, wolverineworldwide.com

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company's ability to successfully execute key strategic initiatives, elevate brands with consumers, and deliver product innovation, organic growth and operational efficiencies; the Company’s ability to compete and win in the current environment; and the Company's fiscal 2017 outlook and guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "projects," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	13 Weeks Ended April 1, 2017	12 Weeks Ended March 26, 2016
Revenue	$591.3	$577.6
Cost of goods sold	352.0	344.9
Restructuring costs	4.6	3.9
Gross profit	234.7	228.8
Gross margin	39.7%	39.6%

Selling, general and administrative expenses	182.1	184.1
Restructuring and impairment costs	20.0	10.7
Operating expenses	202.1	194.8
Operating expenses as a % of revenue	34.2%	33.7%

Operating profit	32.6	34.0
Operating margin	5.5%	5.9%

Interest expense, net	8.9	8.5
Other expense (income), net	2.5	(0.1)
Total other expenses	11.4	8.4
Earnings before income taxes	21.2	25.6

Income tax expense	4.4	8.0
Effective tax rate	20.7%	31.4%

Net earnings	16.8	17.6

Less: net earnings attributable to noncontrolling interests	0.1	0.2
Net earnings attributable to Wolverine World Wide, Inc.	$16.7	$17.4
Diluted earnings per share	$0.17	$0.18

Supplemental information:
Net earnings used to calculate diluted earnings per share	$16.3	$17.0
Shares used to calculate diluted earnings per share	96.0	96.2
Weighted average shares outstanding	97.0	99.2

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	April 1, 2017	March 26, 2016
ASSETS
Cash and cash equivalents	$304.1	$158.2
Accounts receivables, net	287.7	326.0
Inventories, net	356.5	480.8
Other current assets	39.5	40.3
Total current assets	987.8	1,005.3
Property, plant and equipment, net	145.1	135.3
Goodwill and other indefinite-lived intangibles	1,103.6	1,115.6
Other non-current assets	151.3	168.4
Total assets	$2,387.8	$2,424.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$236.5	$247.1
Current maturities of long-term debt	41.2	16.9
Borrowings under revolving credit agreements and other short-term notes	2.4	60.0
Total current liabilities	280.1	324.0
Long-term debt	769.5	793.4
Other non-current liabilities	342.7	326.1
Stockholders' equity	995.5	981.1
Total liabilities and stockholders' equity	$2,387.8	$2,424.6

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	13 Weeks Ended April 1, 2017	12 Weeks Ended March 26, 2016
OPERATING ACTIVITIES:
Net earnings	$16.8	$17.6
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	9.2	9.8
Stock-based compensation expense	7.7	7.6
Excess tax benefits from stock-based compensation	—	(0.1)
Pension and SERP expense	3.7	2.4
Restructuring and impairment costs	24.6	14.6
Other	(17.9)	(9.8)
Changes in operating assets and liabilities	(74.9)	(121.0)
Net cash used in operating activities	(30.8)	(78.9)

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(11.1)	(9.9)
Other	(0.7)	(0.6)
Net cash used in investing activities	(11.8)	(10.5)

FINANCING ACTIVITIES:
Net borrowings (payments) under revolving credit agreements and other short-term notes	(0.6)	60.0
Payments on long-term debt	(7.5)	—
Cash dividends paid	(5.8)	(6.0)
Purchase of common stock for treasury	(11.5)	(0.1)
Purchases of shares under employee stock plans	(4.9)	(4.2)
Proceeds from the exercise of stock options	6.5	1.9
Excess tax benefits from stock-based compensation	—	0.1
Contributions from noncontrolling interests	—	0.8
Net cash provided by (used in) financing activities	(23.8)	52.5

Effect of foreign exchange rate changes	0.7	1.0
Decrease in cash and cash equivalents	(65.7)	(35.9)

Cash and cash equivalents at beginning of the year	369.8	194.1
Cash and cash equivalents at end of the period	$304.1	$158.2

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q1 2017 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE GROWTH TO
UNDERLYING REVENUE GROWTH*
(Unaudited)
(In millions)

	GAAP Basis	Impact of Additional Week (1)	Adjusted on a Restated Basis	Foreign Exchange Impact	Adjustments (2)	As Adjusted on a Constant Currency Basis

Revenue - Fiscal 2017 Q1	$591.3		$591.3	$2.5		$593.8

Growth	2.4%		(4.8)%			(2.0)%

Revenue - Fiscal 2016 Q1	$577.6	$43.2	$620.8		$(14.9)	$605.9
(1)     Given the first quarter of fiscal 2016 had 12 weeks of operations and the first quarter of fiscal 2017 had 13 weeks of operations, the Company quantified the impact of adding an additional week to the first quarter of fiscal 2016 to allow for a better comparison to the first quarter of fiscal 2017.
(2)     Adjustments include the impact from retail stores closed ($13.6 million) and the exit of the Cushe business ($1.3 million).

RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED
GROSS MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Restructuring Costs	Store Inventory Mark-downs (1)	Impact of Additional Week (2)	As Adjusted on a Constant Currency Basis

Gross Profit - Fiscal 2017 Q1	$234.7	$4.0	$4.6	$4.4		$247.7

Gross margin	39.7%					41.7%

Gross Profit - Fiscal 2016 Q1	$228.8		$3.9	$0.5	$18.4	$251.6

Gross margin	39.6%					40.5%

(1)
Q1 2017 store inventory mark-downs relate to retail stores closed since January 1, 2017 as part of the Company’s previously announced 2016 store closure plan ("2016 Plan") as disclosed in the Company's 2016 Form 10-K. Q1 2016 store inventory mark-downs related to retail stores closed in Q1 2016 as part of the Company’s 2014 restructuring plan ("2014 Plan") as disclosed in the Company's 2014 Form 10-K

(2)
Given the first quarter of fiscal 2016 had 12 weeks of operations and the first quarter of fiscal 2017 had 13 weeks of operations, the Company quantified the impact of adding an additional week to the first quarter of fiscal 2016 to allow for a better comparison to the first quarter of fiscal 2017.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED
OPERATING MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Restructuring and Impairment Costs	Store Inventory Mark-downs (1)	Organizational Transformation Costs (2)	Impact of Additional Week (3)	As Adjusted on a Constant Currency Basis

Operating Profit - Fiscal 2017 Q1	$32.6	$3.1	$24.6	$4.4	$0.8		$65.5

Operating margin	5.5%						11.0%

Operating Profit - Fiscal 2016 Q1	$34.0		$14.6	$0.5	$—	$2.9	$52.0

Operating margin	5.9%						8.4%

(1)
Q1 2017 store inventory mark-downs relate to retail stores closed since January 1, 2017 as part of the 2016 Plan. Q1 2016 store inventory mark-downs related to retail stores closed in Q1 2016 as part of the 2014 Plan.

(2)	Organizational transformation costs include third party consulting costs and costs related to the Company's distribution center optimization.

(3)
Given the first quarter of fiscal 2016 had 12 weeks of operations and the first quarter of fiscal 2017 had 13 weeks of operations, the Company quantified the impact of adding an additional week to the first quarter of fiscal 2016 to allow for a better comparison to the first quarter of fiscal 2017.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

Fiscal 2017 Q1	$0.17	$0.20	$0.37	$0.03	$0.40

Fiscal 2016 Q1	$0.18	$0.13	$0.31
(1)    Fiscal 2017 adjustments include the impact of restructuring and impairment costs, store inventory mark-downs related to retail stores closed since January 1, 2017 as part of the 2016 Plan, and organizational transformation costs. Fiscal 2016 adjustments include the impact of restructuring and impairment costs, store inventory mark-
downs related to retail stores closed in Q1 2016 as part of the 2014 Plan, and the impact of the additional week of operations.

2017 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2017 FULL-YEAR REPORTED REVENUE GROWTH
GUIDANCE TO UNDERLYING REVENUE GROWTH GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Revenue	Foreign Exchange Impact	Adjustments (1)	Underlying Full-Year Revenue

Fiscal 2017 Revenue Guidance	$ 2,270 - 2,370	$30.0		$ 2,300 - 2,400
Fiscal 2016 Revenue	$2,494.6		$(140.0)	$2,354.6
Percentage growth (decline)	(9.0) - (5.0)%			(2.3) - 1.9%

(1)	Adjustments include the estimated impact from retail store closures.

RECONCILIATION OF FISCAL 2017 FULL-YEAR REPORTED OPERATING PROFIT
GUIDANCE TO ADJUSTED OPERATING PROFIT GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Operating Profit	Adjustments (1)	As Adjusted Full-Year Operating Profit

Fiscal 2017 Operating Profit Guidance	$ 118 - 139	$115.0	$ 233 - 254
Operating Margin	5.2 - 5.9%		10.2 - 10.7%
(1)     Adjustments include the estimated impact from restructuring and impairment costs, organizational transformation costs and $8.6 million of store inventory mark-downs related to retail stores closed since January 1, 2017 as part of the 2016 Plan.

RECONCILIATION OF FISCAL 2017 FULL-YEAR DILUTED EPS GUIDANCE TO ADJUSTED DILUTED EPS ON A CONSTANT CURRENCY BASIS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year 2017	Adjustments (1)	As Adjusted Full-Year 2017	Foreign Exchange Impact	As Adjusted Full-Year 2017 Constant Currency Basis

Diluted earnings per share Guidance	$ 0.73 - 0.83	$0.77	$ 1.50 - 1.60	$0.08	$ 1.58 - 1.68
(1)     Adjustments include estimated restructuring and impairment costs, organizational transformation costs and $8.6 million of store inventory mark-downs related to retail stores closed since January 1, 2017 as part of the 2016 Plan.

RECONCILIATION OF FISCAL 2016 FULL-YEAR REPORTED
DILUTED EPS TO ADJUSTED DILUTED EPS *
(Unaudited)

	GAAP Basis Full-Year 2016	Adjustments (1)	As Adjusted Full-Year 2016 EPS

Diluted earnings per share	$0.89	$0.47	$1.36
(1)     Adjustments include restructuring and impairment costs, organizational transformation costs and $0.6 million of store inventory mark-downs related to retail stores closed in fiscal 2016 as part of 2016 Plan and 2014 Plan.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if restructuring and impairment costs, incremental store inventory mark-downs and organizational transformation costs were excluded. The Company also describes underlying revenue, which excludes the impact of foreign exchange, the impact of retail store closures, the impact of the additional week of operations and the exit of the Cushe business in fiscal 2016. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.